EXHIBIT 10.1

AMENDED AND RESTATED

MERCHANTS BANCSHARES, INC.

2008 STOCK INCENTIVE PLAN

1.

Purpose.

The purpose of the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan (the “Plan”) is to provide an incentive to certain employees of Merchants Bancshares, Inc. a Delaware corporation (the “Company”), and its subsidiaries, by granting to such employees: (i) incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) options not constituting ISOs (“NQSOs” and collectively with ISOs, “Options”), in either case to acquire common stock, ($.01) par value of the Company (“Stock”) or (iii) shares of Stock subject to restrictions and conditions (“Restricted Stock” and, collectively with Options, “Awards”). Options granted under this Plan may be either ISOs or NQSOs, as determined at the discretion of the Committee (as defined below) and as reflected in the terms of the written option agreements. The Plan was previously known as the Merchants Bancshares, Inc. 2008 Stock Option Plan.

2.

Effective Date and Term of the Plan.

(a)

The Plan, as amended and restated, shall be effective as of January 20, 2011 (the “Effective Date”), subject to subsequent approval, within 12 months of its adoption by the Board of Directors of the Company (the “Board”), by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, applicable requirements under the rules of any stock exchange or automated quotation system on which the Stock may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may not be granted until shareholder approval is obtained.

(b)

Unless sooner terminated, the Plan shall continue in effect from February 21, 2008 until February 20, 2018 (the “Termination Date”). In no event shall any Award be granted after the Termination Date. Awards granted prior to the Termination Date shall remain in effect until their exercise, surrender, cancellation or expiration in accordance with the terms of the written option agreement (an “Option Agreement”) or written restricted stock agreement (a “Restricted Stock Agreement”).

3.

Stock Subject to the Plan.

(a)

Subject to adjustment as provided for in Section 11 below, the aggregate number of shares of Stock (“Shares”) reserved and available to delivery under the Plan shall be 600,000. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Options with respect to no more than 200,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 600,000 shares of the Stock may be issued in the form of ISOs.

(b)

If any Award granted under the Plan expires, terminates or is canceled without having been vested or exercised in full, the number of Shares as to which the Award has not been vested or exercised shall become available for future grants under the Plan.

(c)

Shares available for issuance under the Plan, may be authorized but unissued Shares, Shares held in its treasury, or both.

(d)

Shares issued in connection with Awards shall be fully paid and nonassessable.

(e)

Unless otherwise determined by the Committee, no fractional Share shall be issued or transferred with respect to any Award or upon exercise of an Option under the Plan.

4.

Administration of the Plan.

(a)

Committee. The Plan shall be administered by a Committee of the Board (the “Committee”). The Committee shall initially consist of the entire Board. However, the Board may elect at any time to provide that the Committee shall consist of not less than two members, each of whom shall be a Director who is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) “Independent” within the meaning of the rules of the Nasdaq Stock Market or any other national securities exchange on which the Stock is listed for trading and (iii) an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Committee shall be appointed by, and serve at the pleasure of, the Board.

(b)

Authority. Subject to the specific limitations and restrictions set forth in the Plan, the Committee shall have the authority: (i) to grant ISOs to employees whom the Committee determines are key to the success of the Company (“Key Employees”); (ii) to grant NQSOs to such employees as the Committee shall select (the grantee of an ISO or NQSO being hereinafter referred to as an “Optionee”); (iii) to grant Restricted Stock to such employees as the Committee shall select; (iv) to make all determinations necessary or desirable for the administration of the Plan including, within any applicable limits specifically set out in the Plan, the number of Shares subject to any Award or that may be purchased under an Option, the price at which an Option may be exercisable, and the period during which an Optionee or grantee of Restricted Stock must remain in the employ of the Company or a subsidiary of the Company prior to the exercise of an Option or vesting of an Award; (iv) to construe the respective Award agreements and the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of the respective Award agreements, which need not be identical, (vii) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, in a manner that the Committee deems necessary or desirable; (viii) to amend any Award granted under the Plan, subject to the provisions of the Plan; (ix) to grant to Optionees in exchange for their surrender of Options, new Options containing such other terms and conditions as the Committee shall determine; and (x) to make other determinations that, in the judgment of the Committee, are necessary or desirable for the administration of the Plan. Any interpretation or decision of the Committee shall be final and conclusive. Nothing in this Section 4(b) shall give the Committee the right to increase the total number of Shares that may be issued in connection with Awards (except as provided in Section 11 below), to extend the term of the Plan, or to extend the period during which an ISO is exercisable beyond ten years from the date of grant thereof. The Committee may delegate to officers of the Company and its subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to grantees subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c)

Liability/Protection. The Committee, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee, the Company’s independent auditors or any other consultants or agents assisting in the administration of the Plan. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to serving as a member of the Committee. Service as a member of the Committee shall constitute service as a member of the Board of Directors, so that members of the Committee shall be entitled to indemnification for their service on the Committee to the full extent provided for service as members of the Board of Directors.

5.

Option Grants.

(a)

Option Agreement. The Committee shall have sole authority to grant Options under this Plan. Each Option granted under the Plan shall be evidenced by an Option Agreement. The Option Agreement shall be subject to the terms and conditions of the Plan and may contain additional terms and conditions (which may vary from Optionee to Optionee) not inconsistent with the Plan, as the Committee may deem necessary or desirable. Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements, and amendments thereto, in the name of the Company, but only to the extent consistent with this Plan.

(b)

Exercise Price. The Exercise Price of each Share subject to an Option granted under the Plan shall be determined by the Committee at the time the Option is granted, and shall be specified in the Option Agreement.

The Exercise Price shall not be less than (i) in the case of a grant of an ISO to a Key Employee who, at the time of the grant, is not a Ten Percent Shareholder, as defined below, one hundred percent (100%) of the fair market value of a Share as determined on the date the Option is granted; (ii) in the case of a grant of an ISO to a Key Employee who, at the time of grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary (a “Ten Percent Shareholder”), one hundred ten percent (110%) of the fair market value of a Share, as determined on the date the Option is granted; or (iii) in the case of a NQSO, the price determined by the Committee, but not less than one hundred percent (100%) of the fair marker value of a Share as determined on the date the Option is granted. The fair market value of the Stock for purposes of determining the Exercise Price shall be determined by the Committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Code Section 422(c)(8). The Exercise Price shall be subject to adjustment in accordance with Section 11 hereof.

(c)

Number of Shares. Each Option Agreement shall specify the number of Shares which the Optionee may purchase. The aggregate fair market value (determined at the time the Option is granted) of Shares with respect to which an ISOs granted to any Key Employee are to become exercisable for the first time during any calendar year (under the Plan and any other plan of the Company and its subsidiaries) shall not exceed One Hundred Thousand Dollars ($100,000). The application of the limitation set forth in the preceding sentence to any individual Option shall be determined by the Committee subject to applicable rules and regulations under Code Section 422.

(d)

Option Term. The Committee shall determine the length of the Option term, except that no Option term shall extend for a period greater than ten (10) years from the date of grant.

6.

Exercise of Options.

Subject to applicable law and the terms and conditions of the Plan, an Option granted under the Plan shall be exercisable at such time, or times, upon the occurrence of such event or events, for such period or periods, in such amount or amounts, and upon the satisfaction of such terms and conditions including, without limitation, terms and conditions relating to notice of exercise, date the Option is deemed exercised, delivery and transferability of Shares and withholding of taxes, as the Committee shall determine and specify in the Option Agreement. The Committee shall have the authority to allow a form of payment other than cash (such as Stock or the withholding of Shares otherwise deliverable pursuant to an Option) to the extent consistent with applicable requirements of Federal tax law.

7.

Expiration of Options.

The unexercised portion of any Option granted under the Plan shall automatically and without notice expire at the earlier to occur of the following:

(a)

the expiration of ten (10) years from the date on which the Option is granted, or such shorter term as may be specified in the Option Agreement; or

(b)

the expiration of the period specified in the Option Agreement following the termination of the Optionee’s employment with the Company. Anything to the contrary notwithstanding, in the case of an ISO, such Option shall by its terms not be exercisable after the expiration of ten (10) years (or, in the case of an Option granted to a Ten Percent Stockholder, five (5) years) from the date such Option is granted.

8.

Non-Transferability of Options.

(a)

No Option granted under the Plan shall be transferable by an Optionee other than by will or the laws of descent or distribution. During the lifetime of an Optionee, an Option shall be exercisable only by the Optionee. Except as otherwise determined by the Committee, any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of, or to subject to execution, attachment or similar process, any Option other than as permitted above shall be null and void and of no effect, and shall result in the forfeiture of all rights as to such Option.

(b)

The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and state securities laws.

(c)

Notwithstanding any provision of the Plan or the terms of any Option granted pursuant to the Plan, the Company shall not be required to issue any Shares if such issue or transfer would, in the judgment of the Committee, constitute a violation of any state or Federal law or the rules or regulations of any governmental regulatory body or any securities exchange. Each Option may be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration, or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent, or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, or qualification.

9.

No Special Rights.

Until an Optionee has made payment of the Exercise Price, has paid or has satisfied any applicable withholding taxes, and has had issued to him a certificate or certificates for the Shares so acquired, the Optionee shall have no rights as a stockholder of the Company with respect to the Stock. No Option granted under the Plan shall confer upon an Optionee any right to continued employment with the Company or its subsidiaries, nor shall it interfere in any way with the right of the Company or its subsidiaries to terminate an Optionee’s employment at any time.

10.

Restricted Stock Awards.

(a)

Nature of Restricted Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Restricted Stock Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b)

Rights as a Stockholder. Upon the grant of an award of Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to dividends and the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Agreement. Unless the Committee shall otherwise determine, uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 10(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

(c)

Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to vesting. Except as may otherwise be provided by the Committee either in the Restricted Stock Agreement or, subject to Section 12 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)

Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-

transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Restricted Stock Agreement or, subject to Section 12 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 10(c) above.

11.

Adjustments for Change in Capital Structure and Special Transactions.

(a)

Recapitalization, etc. In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which the Company is a surviving corporation (and the shareholders of the Company prior to such transaction continue to own at least 50% of the capital stock of the Company after such transaction), including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends (a “Restructuring Event”), the number or kinds of Shares subject to the Plan or to any Award previously granted, and the Exercise Price, shall be adjusted proportionately by the Committee to reflect such Restructuring Event. For example, in the case of a two for one stock split, the number of Shares issuable upon exercise of an option would be doubled and the exercise price of such option would be decreased by one half.

(b)

Special Transactions. In the event of a merger, consolidation, or other form of reorganization of the Company with or into another corporation (other than a merger, consolidation, or other form of reorganization in which the Company is the surviving corporation and the shareholders of the Company prior to such transaction continue to own at least 50% of the capital stock of the Company after such transaction), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by the Company), all Options held by any Optionee shall be fully vested and exercisable by the Optionee and the restrictions of all Awards of Restricted Stock with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of such transaction, and all Awards of Restricted Stock with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with any such transaction in the Committee’s discretion. Furthermore, the Committee, either before or after the merger, consolidation or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of Shares subject to the Plan or any Award under the Plan. Such action by the Committee may include (but shall not be limited to) the following:

(i)

permitting an Optionee at any time during such period as the Committee shall prescribe in connection with such merger, consolidation, other form of reorganization, sale or transfer of assets, or tender or exchange offer, to surrender his Option (or any portion thereof), to the Company in exchange for a cash payment in an amount and in a manner determined by the Committee; or

(ii)

requiring an Optionee or other grantee, at any time in connection with such merger, consolidation, other form of reorganization, sale or transfer of assets, or tender or exchange offer, to surrender his Option or Restricted Stock (or any portion thereof) to the Company (A) in exchange for a cash payment as described in clause (i) above, or (B) in exchange for a substitute Option or other applicable award issued by the corporation surviving such merger, consolidation or other form of reorganization (or an affiliate of such corporation), or the corporation acquiring such assets (or an affiliate of such corporation), which the Committee, in its sole discretion, determines to have a value substantially equivalent to the value of the Option or Restricted Stock surrendered.

12.

Amendment, Suspension, or Termination of the Plan.

The Committee may at any time amend, suspend, or terminate any and all parts of the Plan, any Award granted under the Plan, or both in such respects as the Committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any grantee with respect to any Award previously granted under the Plan without the grantee’s consent.

13.

Governing Law.

The Plan shall be governed by the laws of the State of Vermont without regard to the principles of conflict of laws. In case any one or more of the provisions contained herein are for any reason deemed to be invalid, illegal or unenforceable in any respect by a judicial body, such illegality, invalidity or unenforceability shall not effect any other provision of this Plan, and this Plan shall be construed as if such invalid, unenforceable or illegal provision had never been contained herein.

14.

References.

In the event of a grantee’s or Optionee’s death or a judicial determination of his physical or mental incompetence, reference in the Plan to the grantee or Optionee (as applicable) or shall be deemed, where appropriate, to refer to his beneficiary or his legal representative.

15.

Exemptions from Section 16(b) Liability.

It is the intent of the Company that the grant of Awards to a grantee who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such grantee). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Optionee shall avoid liability under Section 16(b).

16.

Code Section 409A.

If and to the extent that the Committee believes that any Award may constitute a “nonqualified deferred compensation plan” under Code Section 409A, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and those provisions (and /or the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with, the applicable requirements of Code Section 409A, and the Committee, in its sole discretion and without the consent of any Optionee, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines necessary or appropriate to comply with the applicable requirements of Section 409A of the Code.